EXHIBIT B

NON-COMPETITION AGREEMENT
RELATED TO THE SALE OF GOODWILL

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This Non-Competition Agreement Related to the Sale of Goodwill (this “Agreement”) is entered into as of January 28, 2008, by and among Jacksonville Bancorp, Inc., a Florida corporation (“JBI”), and the undersigned, an individual residing in the State of Florida (“Seller”).

RECITALS

Whereas, in contemplation of the merger of Heritage Bancshares, Inc., a Florida corporation (“HBI”), with and into JBI pursuant to the terms of that certain Agreement and Plan of Merger by and between JBI and HBI dated as of January 28, 2008 (the “Merger Agreement”), Seller and JBI desire to enter into this Agreement effective as of the “Closing” (as defined in the Merger Agreement);

Whereas, pursuant to the Merger Agreement, Seller will sell all of Seller’s “HBI Common Stock” (as defined in the Merger Agreement) for the consideration to be paid to HBI stockholders in connection with the Merger;

Whereas, pursuant to the Merger Agreement, JBI shall cause Seller’s HBI Common Stock to be purchased for the consideration to be paid to HBI stockholders in connection with the Merger;

Whereas, Seller recognizes that the goodwill of HBI is a material asset that JBI is acquiring under the Merger Agreement, and that JBI is paying additional consideration under the Merger Agreement in recognition of the goodwill of HBI; and

Whereas, in consideration of JBI’s payment of consideration under the Merger Agreement in recognition of the value of the goodwill of HBI, Seller has agreed to be bound by the restrictive covenants set forth in this Agreement to ensure that JBI derives the benefit of the goodwill of HBI that JBI is purchasing pursuant to the Merger Agreement.

Now, Therefore, in consideration of the promises and covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JBI and the Seller agree as follows:

AGREEMENT

1. Seller Acknowledges the Sale of Goodwill. Seller acknowledges that the promises and restrictive covenants that Seller is providing in this Agreement are reasonable and necessary for the protection of HBI to be acquired by JBI pursuant to the Merger Agreement and JBI’s legitimate interests in the transactions contemplated by the Merger Agreement. Seller acknowledges that, in connection with the consummation of the transactions contemplated by the Merger Agreement, all of Seller’s equity interests in HBI will be purchased or otherwise acquired by JBI. Seller further acknowledges that Seller is selling all of Seller’s equity interests in HBI in connection with the transactions contemplated by the Merger Agreement and that the goodwill of HBI was a material consideration in JBI’s decision to enter into the transactions contemplated by the Merger Agreement. Seller acknowledges that if Seller were to engage in a “Competitive Business” (as defined below) subsequent to the consummation of the transactions contemplated by the Merger Agreement, such competition would materially and adversely affect the value of HBI acquired by JBI in the transactions contemplated by the Merger Agreement.

2. Restrictive Covenants Related to Non-Competition.

Seller agrees as follows:

(a) Non-Competition. Effective as of the Effective Time and until the second anniversary of the Effective Time (such period, the “Restricted Period”), Seller will not, directly or indirectly:

(i) engage in, enter the employ, or have any interest in, directly or indirectly (either as executive, partner, director, officer, consultant, principal, agent or employee), any other bank or financial institution or any entity which either accepts deposits or makes loans (whether presently existing or subsequently established), or that is in the process of organizing a bank planning to do business, in Clay County, Florida and/or any county that is contiguous to Clay County, Florida (a “Competitive Business”);

(ii) enter the employ of, or render any service to, any “Person” (as defined in the Merger Agreement), or any division or controlled or controlling affiliate of any Person, who or which is a Competitive Business; or

(iii) acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, stockholder, officer, director, principal, agent, employee, trustee or consultant.

Notwithstanding the foregoing, nothing contained in this Section 2(a) shall prohibit Seller from (i) investing, as a passive investor, in any bank or other financial institution engaged, directly or indirectly, in a Competitive Business, provided that Seller’s beneficial ownership of any class of such company’s securities does not exceed five percent (5%) of the outstanding securities of such class and (ii) rendering professional legal advisory services to a Competitive Business in such Seller’s capacity as an attorney.

(b) Non-Solicitation of Customers. During the Restricted Period, Seller will not, whether on Seller’s own behalf or on behalf of or in conjunction with any person, directly or indirectly solicit or assist in soliciting the business of or any investment from any client, prospective client, investor or customer of HBI, to the extent such business or investment being so solicited could be considered a Competitive Business (collectively, the “Customers”).

Notwithstanding the foregoing, Seller shall not be prohibited from providing professional services of any kind, to any person who may be a Customer, if Seller’s relationship with such person arose or arises out of activities undertaken by Seller outside the scope of Seller’s service with HBI and Seller does not otherwise interfere with such person’s relationship with HBI as a Customer of HBI.

(c) Non-Interference with Business Relationships. During the Restricted Period, Seller will not interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between HBI, on the one hand, and any of its Customers.

(d) Non-Solicitation of Employees. During the Restricted Period, Seller will not, whether on Seller’s own behalf or on behalf of or in conjunction with any person, directly or indirectly:

(i) solicit or encourage any employee of HBI to leave the employment of HBI; or

(ii) hire any such employee who was employed by HBI as of the Closing or who left the employment of HBI coincident with, or within one-year prior to or after, the Closing.

3. Injunctive Relief. The remedy at law for any breach of Section 2 of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Seller of any of the above provisions of this Agreement, JBI and successors, without proving actual damages, shall be entitled to an injunction restraining Seller from violating the provisions of Section 2 of this Agreement. Nothing herein contained shall be construed as prohibiting JBI or its successors from pursuing any other remedies available to it or them for such breach or threatened breach, including without limitation the recovery of monetary damages from Seller.

4. General Provisions.

(a) Successors and Assigns. This Agreement shall bind and shall inure to the benefit of JBI and any and all of its successors and assigns, whether by merger, consolidation, transfer of substantially all assets or similar transaction.

(b) Reasonable Covenants. It is expressly understood and agreed that although Seller and JBI consider the restrictions contained in Section 2 of this Agreement to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Seller, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable (provided that in no event shall any such amendment broaden the time period or scope of any restriction herein). Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

(c) Certain Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. The term “Heritage Bancshares, Inc.” shall be deemed to refer to any successor entity thereto.

(d) Waiver of Breach. The waiver by JBI of a breach of any provision of this Agreement by Seller shall not operate or be construed as a waiver of any subsequent breach by Seller.

(e) Amendment. Any amendment or modification of this Agreement will be effective only if it is in writing, signed by the party to be charged.

(f) Governing Law. The validity of this Agreement and the interpretation and performance of all of its terms shall be governed exclusively by the laws of the State of Florida regardless of the forum.

(g) Prevailing Party. In the event of any Action arising out of or resulting from this Agreement, the prevailing party shall be entitled to recover its costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection therewith.

(h) Counterparts. This Agreement may be executed on separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

JACKSONVILLE BANCORP, INC.

By:
Gilbert J. Pomar, III
President and Chief Executive Officer

SELLER